Exhibit 99.1

UnionBanCal Corporation Reports First Quarter Net Income of $77 Million

SAN FRANCISCO--(BUSINESS WIRE)--April 29, 2010--UnionBanCal Corporation:

First Quarter Highlights:

  Net income was $77 million. Results included after-tax net expenses of $12 million related to the November 2008 privatization of UnionBanCal Corporation.
  On April 16, 2010, UnionBanCal Corporation announced that its primary subsidiary, Union Bank, N.A., acquired approximately $400 million in deposits and approximately $600 million in assets in an FDIC-assisted acquisition of San Rafael, California-based Tamalpais Bank.
  Revenue was up 7 percent year-over-year and up 3 percent compared with fourth quarter 2009.
  Net interest income was up 3 percent year-over-year and down 0.6 percent compared with fourth quarter 2009.
  Average total loans decreased 6 percent year-over-year and decreased 2 percent versus fourth quarter 2009.
  Average core deposits were up 39 percent year-over-year and up 1 percent versus fourth quarter 2009.
  Net interest margin was 2.95 percent, down 84 basis points year-over-year and down 11 basis points versus fourth quarter 2009.
  Annualized average all-in cost of funds was 0.62 percent, compared with 1.03 percent in first quarter 2009 and 0.72 percent in fourth quarter 2009.
  Asset quality metrics:
    Total provision for credit losses was $165 million, while net loans charged-off were $120 million, or 1.03 percent annualized, of average total loans.
    Net loans charged-off on the $16.8 billion average residential mortgage portfolio were $10 million, or 0.24 percent annualized.
    Nonperforming assets were $1.5 billion, or 1.72 percent of total assets, at quarter-end.
    Allowance for credit losses to nonaccrual loans was 111 percent at quarter-end. Allowance for credit losses to total loans was 3.38 percent at quarter-end.
  Capital:
    Total stockholder’s equity was $9.7 billion at March 31, 2010.
    Tangible common equity ratio was 8.47 percent at March 31, 2010, versus 8.29 percent at December 31, 2009.
    Tier 1 common capital ratio was 11.96 percent at March 31, 2010, versus 11.80 percent at December 31, 2009.
    Tier 1 risk-based capital ratio was 11.98 percent at March 31, 2010, versus 11.82 percent at December 31, 2009.

UnionBanCal Corporation (the Company or UB) today reported first quarter 2010 net income of $77 million, compared with net loss of $10 million a year earlier, and net income of $42 million in fourth quarter 2009. Total provision for credit losses was $165 million in first quarter 2010, compared with $275 million a year earlier, and $195 million in fourth quarter 2009. Net income (loss) included after-tax net expenses due to the privatization transaction of $12 million in first quarter 2010, $21 million in first quarter 2009, and $14 million in fourth quarter 2009. Mitsubishi UFJ Financial Group, Inc. (MUFG), through its wholly-owned subsidiary, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU), completed its acquisition of all of the outstanding shares of the Company’s common stock (the “privatization transaction”), on November 4, 2008.

On April 16, 2010, Union Bank, N.A., the Company’s primary subsidiary, acquired certain deposits and assets of San Rafael, California-based Tamalpais Bank in a purchase and assumption agreement with the Federal Deposit Insurance Corporation (FDIC). Tamalpais Bank had seven full-service branches in the following communities in Marin County, California: Corte Madera, Mill Valley, San Anselmo, Tiburon-Belvedere, Greenbrae, Northgate and San Rafael, all of which reopened on April 19, 2010, as Union Bank branches. In the transaction, Union Bank acquired approximately $600 million in total assets, approximately $500 million of which are covered under a loss-share agreement with the FDIC. Union Bank also assumed more than $400 million in deposits.

Summary of First Quarter Results

First Quarter Total Revenue and Net Interest Income

For first quarter 2010, total revenue (taxable-equivalent net interest income plus noninterest income) was $787 million, up 7 percent compared with first quarter 2009. Net interest income increased 3 percent and noninterest income increased 20 percent.

Net interest income for first quarter 2010 was $577 million, which included $19 million of accretion related to fair value adjustments due to the privatization transaction, compared with net interest income for first quarter 2009 of $563 million, which included $35 million of accretion related to fair value adjustments due to the privatization transaction. Average total loans decreased $3 billion, or 6 percent; average interest bearing deposits increased $19 billion, or 57 percent; and average noninterest bearing deposits increased $2 billion, or 15 percent. The strong growth in average total deposits reflects successful deposit-gathering marketing initiatives in both the retail and commercial lines of business, as well as significant increases in money market account deposits from institutional custody and escrow clients. The liquidity that resulted from the combination of robust average deposit growth and declining average loan balances was invested primarily in lower yielding assets, particularly interest bearing deposits in banks and available for sale securities. This contributed to a decrease in the net interest margin, from 3.79 percent for first quarter 2009, to 2.95 percent for first quarter 2010.

The annualized average all-in cost of funds was 0.62 percent in first quarter 2010, compared with 1.03 percent in first quarter 2009. The Company’s average core deposit-to-loan ratio was 117 percent in first quarter 2010, compared with 79 percent in first quarter 2009.

Compared with fourth quarter 2009, total revenue increased 3 percent, with net interest income down 0.6 percent and noninterest income up 13 percent. Average total loans decreased $1 billion, or 2 percent; average interest bearing deposits increased $3 billion, or 5 percent; and average noninterest bearing deposits decreased $406 million, or 3 percent. The net interest margin decreased 11 basis points compared with fourth quarter 2009.

First Quarter Noninterest Income and Noninterest Expense

For first quarter 2010, noninterest income was $210 million, up $35 million, or 20 percent, from the same quarter a year ago. Service charges on deposit accounts decreased $5 million, or 7 percent, primarily due to lower overdraft fees. Securities gains, net, increased $34 million, primarily due to a gain on the sale of securities in first quarter 2010. Other noninterest income increased $7 million, or 39 percent, partially due to lower write-downs on investments recorded in first quarter 2010.

Noninterest income increased $25 million, or 13 percent, compared with fourth quarter 2009. Service charges on deposit accounts decreased $7 million, or 9 percent. Securities gains, net, increased $22 million, primarily due to higher gains on the sale of securities in first quarter 2010. Losses on private capital investments, net, decreased $9 million, primarily due to impairment charges on investments recorded in fourth quarter 2009.

Noninterest expense for first quarter 2010 was $525 million, an increase of $3 million, or 0.6 percent, compared with first quarter 2009. The increase was primarily attributable to a $36 million increase in salaries and employee benefits expense, partially offset by a $31 million decrease in provision for losses on off-balance sheet commitments.

Noninterest expense for first quarter decreased $5 million, or 0.9 percent, compared with fourth quarter 2009. The decline was primarily attributable to decreases of $8 million in intangible asset amortization expense, $9 million in provision for losses on off-balance sheet commitments, and $16 million in miscellaneous expenses. Partially offsetting these decreases was a $19 million, or 7 percent, increase in salaries and employee benefits expense, primarily due to annual seasonal factors that result in higher payroll taxes and 401(k) matching contributions.

Balance Sheet

At March 31, 2010, the Company had total assets of $85 billion, up $17 billion, or 24 percent, compared with March 31, 2009. Total loans were $47 billion, down $3 billion, or 6 percent, compared with March 31, 2009. Securities available for sale were $22 billion, up $15 billion, as deposit growth far outpaced loan growth.

At March 31, 2010, the Company had total liabilities of $75 billion, up $14 billion, or 23 percent, compared with March 31, 2009. Total deposits were $67 billion, up $18 billion, or 36 percent, compared with March 31, 2009. Core deposits at period-end were $53 billion, up $11 billion, or 27 percent, compared with March 31, 2009. At March 31, 2010, the Company’s core deposit-to-loan ratio was 114 percent.

Credit Quality

Nonperforming assets at March 31, 2010, were $1.47 billion, or 1.72 percent of total assets. This compares with $1.35 billion, or 1.58 percent of total assets, at December 31, 2009, and $835 million, or 1.21 percent of total assets, at March 31, 2009. The increase in nonperforming assets compared with March 31, 2009, resulted from weak economic conditions, which drove higher levels of nonaccrual loans in most areas of the loan portfolio. Higher levels of nonaccrual loans in the construction, commercial mortgage, residential mortgage and consumer loan categories were partially offset by lower levels of nonaccrual loans in the commercial, financial and industrial category.

For first quarter 2010, the total provision for credit losses was $165 million, down from $195 million for fourth quarter 2009. Net loans charged-off were $120 million, or 1.03 percent annualized, of average total loans, up from $95 million, or 0.79 percent annualized, of average total loans for fourth quarter 2009. For first quarter 2009, the total provision for credit losses was $275 million and net loans charged-off were $116 million, or 0.95 percent annualized, of average total loans.

For first quarter 2010, net loans charged-off on the commercial, financial and industrial portfolio were $54 million; net loans charged-off on the construction portfolio were $15 million; net loans charged-off on the commercial mortgage portfolio were $32 million; and net loans charged-off on the consumer portfolio were $9 million. Net loans charged-off on the residential mortgage portfolio, which averaged $16.8 billion outstanding for the quarter, were $10 million.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In first quarter 2010, the provision for loan losses was $170 million, the reversal of provision for losses on off-balance sheet commitments was $5 million, and the total provision for credit losses was $165 million.

At March 31, 2010, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 3.38 percent and 111 percent, respectively. This compares with 3.25 percent and 116 percent, respectively, at December 31, 2009, and 2.07 percent and 126 percent, respectively, at March 31, 2009.

Capital

Total stockholder’s equity was $9.7 billion at March 31, 2010, and tangible common equity was $7.0 billion. The Company’s tangible common equity ratio was 8.47 percent at March 31, 2010, compared with 8.29 percent at December 31, 2009. The Tier 1 common capital ratio at March 31, 2010, was 11.96 percent, compared with 11.80 percent at December 31, 2009. The Company’s Tier 1 and total risk-based capital ratios at March 31, 2010, were 11.98 percent and 14.70 percent, respectively.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding privatization transaction expenses, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items are unusual and substantial costs, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s core business results. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $85 billion at March 31, 2010. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank has 346 banking offices in California, Oregon, Washington and Texas and two international offices. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1
				Percent Change to
	As of and for the Three Months Ended			March 31, 2010 from
	March 31,	December 31,	March 31,	March 31,	December 31,
(Dollars in thousands)	2009	2009	2010	2009	2009
Results of operations:
Net interest income (1)	$562,620	$580,412	$576,794	2.52%	(0.62%)
Noninterest income	174,716	185,286	209,905	20.14%	13.29%
Total revenue	737,336	765,698	786,699	6.69%	2.74%
Noninterest expense	521,383	529,245	524,572	0.61%	(0.88%)
Provision for loan losses	249,000	191,000	170,000	(31.73%)	(10.99%)
Income (loss) before income taxes and noncontrolling interests (1)	(33,047)	45,453	92,127	nm	nm
Taxable-equivalent adjustment	2,617	2,685	2,441	(6.73%)	(9.09%)
Income tax expense (benefit)	(25,856)	885	15,401	nm	nm
Net income (loss) before noncontrolling interests	(9,808)	41,883	74,285	nm	77.36%
Less: Net loss from noncontrolling interests	-	-	(3,059)	nm	nm
Net income (loss) attributable to UnionBanCal Corporation (UNBC)	$(9,808)	$41,883	$77,344	nm	84.67%

Balance sheet (end of period):
Total assets	$68,725,270	$85,598,128	$85,471,296	24.37%	(0.15%)
Total loans	49,441,063	47,228,508	46,721,210	(5.50%)	(1.07%)
Nonperforming assets	834,738	1,349,793	1,466,937	75.74%	8.68%
Total deposits	48,878,733	68,517,653	66,581,593	36.22%	(2.83%)
Medium- and long-term debt	5,140,931	4,212,184	4,710,979	(8.36%)	11.84%
UNBC stockholder's equity	7,475,472	9,580,333	9,706,081	29.84%	1.31%

Balance sheet (period average):
Total assets	$67,072,499	$81,964,956	$84,810,109	26.45%	3.47%
Total loans	49,789,046	47,871,715	46,847,523	(5.91%)	(2.14%)
Earning assets	59,626,207	75,800,728	78,311,856	31.34%	3.31%
Total deposits	46,633,173	65,697,920	67,838,145	45.47%	3.26%
UNBC stockholder's equity	7,336,212	9,405,635	9,532,428	29.94%	1.35%

Financial ratios:
Return on average assets (2)	(0.06%)	0.20%	0.37%
Return on average UNBC stockholder's equity (2)	(0.54%)	1.77%	3.29%
Efficiency ratio (3)	65.69%	66.36%	64.98%
Net interest margin (1)(2)	3.79%	3.06%	2.95%
Tangible common equity ratio (4)	7.12%	8.29%	8.47%
Tier 1 common capital ratio (5)(6)	8.72%	11.80%	11.96%
Tier 1 risk-based capital ratio (6)	8.74%	11.82%	11.98%
Total risk-based capital ratio (6)	11.59%	14.54%	14.70%
Leverage ratio (6)	8.46%	9.45%	9.22%
Allowance for loan losses to:
Total loans	1.76%	2.87%	3.01%
Nonaccrual loans	107.41%	103.03%	99.06%
Allowances for credit losses to (7):
Total loans	2.07%	3.25%	3.38%
Nonaccrual loans	126.10%	116.42%	111.11%
Net loans charged off to average total loans (2)	0.95%	0.79%	1.03%
Nonperforming assets to total loans, foreclosed assets and distressed loans held for sale	1.69%	2.86%	3.14%
Nonperforming assets to total assets	1.21%	1.58%	1.72%
Selected financial ratios excluding impact of privatization transaction (10):
From Net income (loss) attributable to UNBC:
Return on average assets (2)	0.07%	0.28%	0.44%
Return on average stockholder's equity (2)	0.91%	3.15%	5.10%
Efficiency ratio (3)	59.08%	62.29%	61.51%

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(Taxable-Equivalent Basis)
Exhibit 2

	For the Three Months Ended
	March 31,	December 31,	March 31,
(Amounts in thousands)	2009	2009	2010
Interest Income (1)
Loans	$604,067	$559,350	$541,651
Securities	103,281	144,982	143,659
Interest bearing deposits in banks	900	4,043	4,055
Federal funds sold and securities purchased under resale agreements	141	23	119
Trading account assets	158	434	860
Total interest income	708,547	708,832	690,344

Interest Expense
Deposits	105,038	101,703	85,562
Federal funds purchased and securities sold under repurchase agreements	53	24	37
Commercial paper	1,592	194	240
Other borrowed funds	11,477	613	1,202
Medium- and long-term debt	27,529	25,648	26,241
Trust notes	238	238	268
Total interest expense	145,927	128,420	113,550

Net Interest Income (1)	562,620	580,412	576,794
Provision for loan losses	249,000	191,000	170,000
Net interest income after provision for loan losses	313,620	389,412	406,794

Noninterest Income
Service charges on deposit accounts	71,322	72,711	66,140
Securities gains, net	-	11,759	33,893
Trust and investment management fees	33,907	32,454	31,420
Trading account activities	22,692	24,134	21,093
Merchant banking fees	13,832	16,295	13,676
Card processing fees, net	7,536	8,293	8,620
Brokerage commissions and fees	8,307	8,160	8,528
Other	17,120	11,480	26,535
Total noninterest income	174,716	185,286	209,905

Noninterest Expense
Salaries and employee benefits	243,563	261,055	279,586
Net occupancy	41,921	38,793	43,380
Intangible asset amortization	40,887	40,101	31,793
Regulatory agencies	17,938	32,103	29,848
Outside services	18,834	25,288	22,785
Professional services	15,938	16,981	16,361
Equipment	15,413	16,383	15,811
Software	15,038	17,205	14,728
Foreclosed asset expense (income)	886	2,315	(198)
(Reversal of) provision for losses on off-balance sheet commitments	26,000	4,000	(5,000)
Privatization-related expense	26,819	4,981	5,153
Other	58,146	70,040	70,325
Total noninterest expense	521,383	529,245	524,572

Income (loss) before income taxes and noncontrolling interests (1)	(33,047)	45,453	92,127
Taxable-equivalent adjustment	2,617	2,685	2,441
Income tax expense (benefit)	(25,856)	885	15,401
Net Income (Loss) before Noncontrolling Interests	(9,808)	41,883	74,285
Less: Net loss from noncontrolling interests	-	-	(3,059)

Net Income (Loss) attributable to UNBC	$(9,808)	$41,883	$77,344

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets
Exhibit 3

	(Unaudited)		(Unaudited)
	March 31,	December 31,	March 31,
(Dollars in thousands)	2009	2009	2010
Assets
Cash and due from banks	$1,328,279	$1,198,258	$1,110,333
Interest bearing deposits in banks (includes $9,991 at March 31, 2010 related to consolidated variable interest entities (VIEs))	2,505,861	6,585,029	6,874,338
Federal funds sold and securities purchased under resale agreements	110,083	442,552	488,520
Total cash and cash equivalents	3,944,223	8,225,839	8,473,191
Trading account assets:
Pledged as collateral	8,295	15,168	54,380
Held in portfolio	1,149,832	710,480	775,915
Securities available for sale:
Pledged as collateral	43,374	2,500	-
Held in portfolio	7,506,069	22,556,329	22,164,722
Securities held to maturity (Fair value: March 31, 2009, $959,137; December 31, 2009, $1,457,654; March 31, 2010, $1,500,746)	1,150,342	1,227,718	1,247,561
Loans (net of allowance for loan losses: March 31, 2009, $870,185; December 31, 2009, $1,357,000; March 31, 2010, $1,408,013)	48,570,878	45,871,508	45,313,197
Due from customers on acceptances	15,077	8,514	7,788
Premises and equipment, net	670,376	674,298	671,230
Intangible assets, net	672,568	561,040	529,247
Goodwill	2,369,326	2,369,326	2,369,326
Other assets (includes $297,736 at March 31, 2010 related to consolidated VIEs)	2,624,910	3,375,408	3,864,739
Total assets	$68,725,270	$85,598,128	$85,471,296

Liabilities
Noninterest bearing	$13,543,015	$14,558,989	$14,389,261
Interest bearing	35,335,718	53,958,664	52,192,332
Total deposits	48,878,733	68,517,653	66,581,593
Federal funds purchased and securities sold under repurchase agreements	320,376	150,453	575,668
Commercial paper	749,381	888,541	799,106
Other borrowed funds	3,861,905	591,934	833,617
Trading account liabilities	965,105	538,894	736,813
Acceptances outstanding	15,077	8,514	7,788
Acceptances outstanding	1,304,423	1,096,095	1,224,440
Other liabilities (includes $1,675 at March 31, 2010 related to consolidated VIEs)	5,140,931	4,212,184	4,710,979
Junior subordinated debt payable to subsidiary grantor trust	13,867	13,527	13,444
Total liabilities	61,249,798	76,017,795	75,483,448

Equity
UNBC Stockholder's Equity:
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding	-	-	-
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,829 shares issued	136,331	136,331	136,331
Additional paid-in capital	3,195,023	5,195,023	5,195,023
Retained earnings	4,954,994	4,899,841	4,977,185
Accumulated other comprehensive loss	(810,876)	(650,862)	(602,458)
Total UNBC stockholder's equity	7,475,472	9,580,333	9,706,081
Noncontrolling interests	-	-	281,767
Total equity	7,475,472	9,580,333	9,987,848
Total liabilities and equity	$68,725,270	$85,598,128	$85,471,296

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Loans and Allowance for Credit Losses (Unaudited)
Exhibit 4

				Percent Change to
	Three Months Ended			March 31, 2010 from
	March 31,	December 31,	March 31,	March 31,	December 31,
(Dollars in millions)	2009	2009	2010	2009	2009

Loans (period average)
Commercial, financial and industrial	$18,498	$15,761	$14,955	(19.15%)	(5.11%)
Construction	2,734	2,591	2,309	(15.54%)	(10.88%)
Mortgage - Commercial	8,253	8,268	8,234	(0.23%)	(0.41%)
Mortgage - Residential	15,919	16,670	16,781	5.41%	0.67%
Consumer	3,722	3,912	3,916	5.21%	0.10%
Lease financing	653	664	649	(0.61%)	(2.26%)

Total loans held for investment	49,779	47,866	46,844	(5.90%)	(2.14%)
Total loans held for sale	10	6	4	(60.00%)	(33.33%)

Total loans	$49,789	$47,872	$46,848	(5.91%)	(2.14%)

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial, financial and industrial	$347	$336	$251	(27.67%)	(25.30%)
Construction	218	335	412	88.99%	22.99%
Mortgage - Commercial	125	414	501	nm	21.01%
Mortgage - Residential	102	194	217	nm	11.86%
Consumer	18	21	24	33.33%	14.29%
Restructured - nonaccrual	-	17	16	nm	(5.88%)

Total nonaccrual loans	810	1,317	1,421	75.43%	7.90%

Restructured loans - nonperforming	3	-	-	(100.00%)	-
Foreclosed assets	22	33	45	nm	36.36%

Total nonperforming assets	$835	$1,350	$1,466	75.57%	8.59%
Loans 90 days or more past due and still accruing	$24	$5	$15	(37.50%)	nm
Restructured loans that are still accruing	$-	$4	$7	nm	75.00%

Analysis of Allowances for Credit Losses
Beginning balance	$738	$1,261	$1,357

Provision for loan losses	249	191	170

Loans charged off:
Commercial, financial and industrial	(96)	(46)	(67)
Construction	(2)	(31)	(17)
Mortgage - Commercial	(4)	(19)	(32)
Mortgage - Residential	(6)	(11)	(10)
Consumer	(10)	(10)	(10)
Total loans charged off	(118)	(117)	(136)

Loans recovered:
Commercial, financial and industrial	1	21	13
Construction	1	1	2
Consumer	-	-	1
Total loans recovered	2	22	16
Net loans recovered (charged off)	(116)	(95)	(120)

Adjustment for impaired loans related to privatization	(1)	-	-
Foreign translation adjustment	-	-	1
Ending balance of allowance for loan losses	870	1,357	1,408
Allowance for off-balance sheet commitment losses	151	176	171

Allowances for credit losses	$1,021	$1,533	$1,579

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 5

	For the Three Months Ended
	March 31, 2009			March 31, 2010
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense (1)	Rate (1)(2)	Balance	Expense (1)	Rate (1)(2)
Assets
Loans: (8)
Commercial, financial and industrial	$18,503,965	$193,787	4.25%	$14,954,956	$161,889	4.39%
Construction	2,733,630	19,261	2.86	2,308,856	16,890	2.97
Residential mortgage	15,923,191	234,438	5.89	16,784,420	227,489	5.42
Commercial mortgage	8,253,324	102,389	4.96	8,234,255	86,393	4.20
Consumer	3,722,252	46,539	5.07	3,915,724	42,809	4.43
Lease financing	652,684	7,653	4.69	649,312	6,181	3.81
Total loans	49,789,046	604,067	4.88	46,847,523	541,651	4.65
Securities - taxable	8,319,754	102,256	4.92	23,504,338	142,774	2.43
Securities - tax-exempt	50,417	1,025	8.13	42,327	885	8.37
Interest bearing deposits in banks	4,220	900	0.48	6,596,843	4,055	0.25
Federal funds sold and securities purchased under resale agreements	196,567	141	0.29	461,098	119	0.10
Trading account assets	1,266,203	158	0.05	859,727	860	0.41
Total earning assets	59,626,207	708,547	4.78	78,311,856	690,344	3.54
Allowance for loan losses	(708,736)			(1,407,252)
Cash and due from banks	2,142,198			1,205,261
Premises and equipment, net	674,021			673,907
Other assets	5,338,809			6,026,337
Total assets	$67,072,499			$84,810,109
Liabilities
Deposits:
Transaction accounts	$22,497,062	61,097	1.10	$39,861,094	63,079	0.64
Savings and consumer time	4,367,945	15,939	1.48	5,971,776	11,945	0.81
Large time	7,232,767	28,002	1.57	7,621,415	10,538	0.56
Total interest bearing deposits	34,097,774	105,038	1.25	53,454,285	85,562	0.65
Federal funds purchased and securities sold under repurchase agreements	251,946	53	0.09	205,765	37	0.07
Commercial paper	721,416	1,592	0.89	576,429	240	0.17
Other borrowed funds (9)	5,083,086	11,477	0.92	713,687	1,202	0.68
Medium- and long-term debt	4,743,352	27,529	2.35	4,560,180	26,241	2.33
Trust notes	13,922	238	6.84	13,475	268	7.95
Total borrowed funds	10,813,722	40,889	1.53	6,069,536	27,988	1.87
Total interest bearing liabilities	44,911,496	145,927	1.32	59,523,821	113,550	0.77
Noninterest bearing deposits	12,535,399			14,383,860
Other liabilities	2,289,392			1,276,119
Total liabilities	59,736,287			75,183,800
Equity
UNBC Stockholder's equity	7,336,212			9,532,428
Noncontrolling interests	-			93,881
Total equity	7,336,212			9,626,309
Total liabilities and equity	$67,072,499			$84,810,109
Reported Net Interest Income/Margin
Net interest income/margin (taxable-equivalent basis)		562,620	3.79%		576,794	2.95%
Less: taxable-equivalent adjustment		2,617			2,441
Net interest income		$560,003			$574,353

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 6

	For the Three Months Ended
	December 31, 2009			March 31, 2010
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense (1)	Rate (1)(2)	Balance	Expense (1)	Rate (1)(2)
Assets
Loans: (8)
Commercial, financial and industrial	$15,761,679	$175,967	4.43%	$14,954,956	$161,889	4.39%
Construction	2,591,025	19,556	2.99	2,308,856	16,890	2.97
Residential mortgage	16,675,231	229,979	5.52	16,784,420	227,489	5.42
Commercial mortgage	8,268,335	87,166	4.22	8,234,255	86,393	4.20
Consumer	3,911,899	44,100	4.47	3,915,724	42,809	4.43
Lease financing	663,546	2,582	1.56	649,312	6,181	3.81
Total loans	47,871,715	559,350	4.66	46,847,523	541,651	4.65
Securities - taxable	20,186,074	143,992	2.85	23,504,338	142,774	2.43
Securities - tax-exempt	44,780	990	8.85	42,327	885	8.37
Interest bearing deposits in banks	6,662,211	4,043	0.24	6,596,843	4,055	0.25
Federal funds sold and securities purchased under resale agreements	144,599	23	0.06	461,098	119	0.10
Trading account assets	891,349	434	0.19	859,727	860	0.41
Total earning assets	75,800,728	708,832	3.73	78,311,856	690,344	3.54
Allowance for loan losses	(1,237,014)			(1,407,252)
Cash and due from banks	1,257,857			1,205,261
Premises and equipment, net	673,721			673,907
Other assets	5,469,664			6,026,337
Total assets	$81,964,956			$84,810,109
Liabilities
Deposits:
Transaction accounts	$37,759,339	74,193	0.78	$39,861,094	63,079	0.64
Savings and consumer time	5,280,596	14,422	1.08	5,971,776	11,945	0.81
Large time	7,867,984	13,088	0.66	7,621,415	10,538	0.56
Total interest bearing deposits	50,907,919	101,703	0.79	53,454,285	85,562	0.65
Federal funds purchased and securities sold under repurchase agreements	137,133	24	0.07	205,765	37	0.07
Commercial paper	386,067	194	0.20	576,429	240	0.17
Other borrowed funds (9)	313,747	613	0.78	713,687	1,202	0.68
Medium- and long-term debt	4,481,900	25,648	2.27	4,560,180	26,241	2.33
Trust notes	13,582	238	7.02	13,475	268	7.95
Total borrowed funds	5,332,429	26,717	1.99	6,069,536	27,988	1.87
Total interest bearing liabilities	56,240,348	128,420	0.91	59,523,821	113,550	0.77
Noninterest bearing deposits	14,790,001			14,383,860
Other liabilities	1,528,972			1,276,119
Total liabilities	72,559,321			75,183,800
Equity
UNBC Stockholder's equity	9,405,635			9,532,428
Noncontrolling interests	-			93,881
Total equity	9,405,635			9,626,309
Total liabilities and equity	$81,964,956			$84,810,109
Reported Net Interest Income/Margin
Net interest income/margin (taxable-equivalent basis)		580,412	3.06%		576,794	2.95%
Less: taxable-equivalent adjustment		2,685			2,441
Net interest income		$577,727			$574,353

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Noninterest income (Unaudited)
Exhibit 7

				Percentage Change to
	For the Three Months Ended			March 31, 2010 from
	March 31,	December 31,	March 31,	March 31,	December 31,
(Dollars in thousands)	2009	2009	2010	2009	2009
Service charges on deposit accounts	$71,322	$72,711	$66,140	(7.27)%	(9.04)%
Securities gains, net	-	11,759	33,893	nm	nm
Trust and investment management fees	33,907	32,454	31,420	(7.33)	(3.19)
Trading account activities	22,692	24,134	21,093	(7.05)	(12.60)
Merchant banking fees	13,832	16,295	13,676	(1.13)	(16.07)
Card processing fees, net	7,536	8,293	8,620	14.38	3.94
Brokerage commissions and fees	8,307	8,160	8,528	2.66	4.51
Losses on private capital investments, net	(2,121)	(9,519)	(192)	(90.95)	(97.98)
Other	19,241	20,999	26,727	38.91	27.28
Total noninterest income	$174,716	$185,286	$209,905	20.14%	13.29%

Noninterest expense (Unaudited)

				Percentage Change to
	For the Three Months Ended			March 31, 2010 from
	March 31,	December 31,	March 31,	March 31,	December 31,
(Dollars in thousands)	2009	2009	2010	2009	2009
Salaries and other compensation	$188,223	$220,789	$224,400	19.22%	1.64%
Employee benefits	55,340	40,266	55,186	(0.28)	37.05
Salaries and employee benefits	243,563	261,055	279,586	14.79	7.10
Net occupancy	41,921	38,793	43,380	3.48	11.82
Intangible asset amortization	40,887	40,101	31,793	(22.24)	(20.72)
Regulatory agencies	17,938	32,103	29,848	66.40	(7.02)
Outside services	18,834	25,288	22,785	20.98	(9.90)
Professional services	15,938	16,981	16,361	2.65	(3.65)
Equipment	15,413	16,383	15,811	2.58	(3.49)
Software	15,038	17,205	14,728	(2.06)	(14.40)
Low income housing credit investment amortization	10,166	14,825	13,526	33.05	(8.76)
Advertising and public relations	10,621	13,354	10,165	(4.29)	(23.88)
Communications	8,718	9,556	9,529	9.30	(0.28)
Data processing	8,575	8,658	8,110	(5.42)	(6.33)
Foreclosed asset expense (income)	886	2,315	(198)	nm	nm
(Reversal of) provision for losses on off-balance sheet commitments	26,000	4,000	(5,000)	nm	nm
Expenses related to consolidated VIEs	-	-	5,039	nm	nm
Privatization-related expense	26,819	4,981	5,153	(80.79)	3.45
Other	20,066	23,647	23,956	19.39	1.31
Total noninterest expense	$521,383	$529,245	$524,572	0.61%	(0.88)%

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures (Unaudited)
Exhibit 8

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.

	For the three months ended
(Dollars in thousands)	March 31, 2009	December 31, 2009	March 31, 2010

Net income (loss) attributable to UNBC	$(9,808)	$41,883	$77,344
Privatization-related expense, net of tax	16,360	2,993	3,128
Net accretion and amortization related to fair value adjustments, net of tax	4,518	10,556	9,016
Net income attributable to UNBC, excluding impact of privatization transaction	$11,070	$55,432	$89,488

Average total assets	$67,072,499	$81,964,956	$84,810,109
Net adjustments related to privatization transaction	2,621,275	2,569,276	2,547,358
Average total assets, excluding impact of privatization transaction	$64,451,224	$79,395,680	$82,262,751

Return on average assets (2)	(0.06%)	0.20%	0.37%
Effect of privatization transaction	0.13%	0.08%	0.07%
Return on average assets, excluding impact of privatization transaction	0.07%	0.28%	0.44%

Average UNBC stockholder's equity (2)	$7,336,212	$9,405,635	$9,532,428
Net adjustments related to privatization transaction	2,416,165	2,416,677	2,412,648
Average UNBC stockholder's equity, excluding impact of privatization transaction	$4,920,047	$6,988,958	$7,119,780

Return on average UNBC stockholder's equity	(0.54%)	1.77%	3.29%
Effect of privatization transaction	1.45%	1.38%	1.81%
Return on average UNBC stockholder's equity, excluding impact of privatization transaction	0.91%	3.15%	5.10%

Noninterest expense	$521,383	$529,245	$524,572
Privatization-related expense	26,819	4,981	5,153
Amortization related to fair value adjustments	42,542	39,743	33,740
Noninterest expense, excluding impact of privatization transaction	$452,022	$484,521	$485,679

Total revenue	$737,336	$765,698	$786,699
Accretion related to fair value adjustments	34,977	21,799	18,889
Total revenue, excluding impact of privatization transaction	$702,359	$743,899	$767,810

Efficiency ratio (3)	65.69%	66.36%	64.98%
Effect of privatization transaction	(6.61%)	(4.07%)	(3.47%)
Efficiency ratio, excluding impact of privatization transaction	59.08%	62.29%	61.51%

Refer to Exhibit 9 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Footnotes

(1)	Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(2)	Annualized.
(3)

The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), the provision for losses on off-balance sheet commitments, low income housing credit (LIHC) investment amortization expense and expenses of the consolidated VIEs, as a percentage of net interest income (taxable-equivalent basis) and noninterest income.

(4)

The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible equity (UNBC stockholder's equity less goodwill and intangible assets net of related deferred taxes) divided by tangible assets (total assets less goodwill and intangible assets net of related deferred taxes). The methodology of determining tangible common equity may differ among companies. The tangible common equity ratio has been included to facilitate the understanding of the Company's capital structure and for use in assessing and comparing the quality and composition of UnionBanCal's capital structure to other financial institutions.

(5)

The Tier 1 common capital ratio is the ratio of Tier 1 capital, less qualifying trust preferred securities, to risk weighted assets. The Tier 1 common capital ratio, a non-GAAP financial measure, has been included to facilitate the understanding of the Company's capital structure and for use in assessing and comparing the quality and composition of UnionBanCal's capital structure to other financial institutions.

(6)	Estimated as of March 31, 2010.
(7)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments.
(8)

Average balances on loans outstanding include all nonperforming loans and loans held for sale. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(9)	Includes interest bearing trading liabilities.
(10)

These ratios exclude the impact of the privatization transaction. Please refer to Exhibit 8 for a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and these non-GAAP measures.

nm = not meaningful

CONTACT:
UnionBanCal Corporation
Public Relations:
Stephen L. Johnson, 415-765-3252
Investor Relations:
Michelle R. Crandall, 415-765-2780